Exhibit 99.1

4Q 2025

SUPPLEMENTAL INFORMATION PACKAGE

COPT DEFENSE PROPERTIES

NORTHROP GRUMMAN

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 12/31/25

OVERVIEW	Summary Description	1

103
CONFERENCE
ROOM
Vacant
one
The Height of
Her Career

	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	21
	2026 Defense/IT Portfolio Quarterly Lease Expiration Analysis	23
	Top 20 Tenants	24

INVESTING ACTIVITY	Operating Property Acquisition	25
	Summary of Development Projects	26
	Development Placed in Service	27
	Summary of Land Owned/Controlled	28

CAPITALIZATION	Capitalization Overview	29
	Summary of Outstanding Debt	30
	Debt Analysis	32
	Consolidated Real Estate Joint Ventures	33
	Unconsolidated Real Estate Joint Ventures	34	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	35
	Definitions	38

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description

THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of December 31, 2025, our Defense/IT Portfolio of 201 properties, including 24 owned through unconsolidated joint ventures, encompassed 23.2 million square feet and was 96.5% leased.

MANAGEMENT	INVESTOR RELATIONS
Stephen E. Budorick, President + CEO	Venkat Kommineni, VP
Britt A. Snider, EVP + COO	443.285.5587 | venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa3 Positive | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024.

1	4Q 2025 Supplemental Information Package

COPT Defense Properties
Equity Research Coverage

FIRM	SENIOR ANALYST	PHONE	EMAIL
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Cantor Fitzgerald	Richard Anderson	929.441.6927	richard.anderson@cantor.com
Citigroup Global Markets	Seth Bergey	212.816.2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies	Joe Dickstein	212.778.8771	jdickstein1@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	410.662.2556	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates or forecasts of COPT Defense’s management.

2	4Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Years Ended
SUMMARY OF RESULTS	Refer.	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Net income	7	$39,396	$43,744	$40,166	$36,228	$36,467	$159,534	$143,942
NOI from real estate operations	13	$113,952	$111,818	$112,412	$107,446	$106,340	$445,628	$418,933
Same Property NOI	17	$107,157	$107,870	$108,665	$104,276	$103,819	$427,968	$413,067
Same Property cash NOI	18	$104,296	$104,773	$102,710	$100,162	$101,629	$411,941	$395,819
Adjusted EBITDA	11	$108,223	$103,771	$104,726	$99,119	$98,628	$415,839	$392,297
FFO per NAREIT	8	$82,371	$82,090	$80,471	$76,028	$76,033	$320,960	$300,638
Diluted AFFO avail. to common share and unit holders	10	$57,209	$63,274	$57,660	$56,045	$47,902	$234,319	$222,222
Dividend per common share	N/A	$0.305	$0.305	$0.305	$0.305	$0.295	$1.22	$1.18

Per share - diluted
EPS	9	$0.33	$0.37	$0.34	$0.31	$0.31	$1.34	$1.23
FFO - Nareit	9	$0.70	$0.69	$0.68	$0.65	$0.64	$2.72	$2.57
FFO - as adjusted for comparability	9	$0.70	$0.69	$0.68	$0.65	$0.65	$2.72	$2.57

Numerators for diluted per share amounts
Diluted EPS	7	$37,388	$41,594	$38,235	$34,597	$35,018	$151,880	$138,508
Diluted FFO available to common share and unit holders	8	$80,358	$80,093	$78,635	$74,393	$74,416	$313,610	$296,517
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$80,424	$80,121	$78,635	$74,393	$74,473	$313,704	$296,800

3	4Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	As of or for Three Months Ended					As of and for Years Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
GAAP
Payout ratio
Net income	N/A	89.3%	80.5%	87.7%	97.2%	93.0%	88.3%	94.2%

Capitalization and debt ratios
Total assets	6	$4,701,790	$4,351,432	$4,286,950	$4,250,311	$4,254,191
Total equity	6	$1,562,169	$1,555,039	$1,545,741	$1,538,291	$1,536,593
Debt per balance sheet	6	$2,767,834	$2,443,518	$2,438,591	$2,412,670	$2,391,755
Debt to assets	32	58.9%	56.2%	56.9%	56.8%	56.2%	N/A	N/A
Net income to interest expense ratio	32	1.6x	2.1x	1.9x	1.8x	1.8x	1.8x	1.8x
Debt to net income ratio	32	17.6x	14.0x	15.2x	16.6x	16.4x	N/A	N/A

Non-GAAP
Payout ratios
Diluted FFO	N/A	43.5%	43.7%	44.5%	47.0%	45.2%	44.7%	45.4%
Diluted FFO - as adjusted for comparability	N/A	43.5%	43.7%	44.5%	47.0%	45.2%	44.6%	45.4%
Diluted AFFO	N/A	61.2%	55.3%	60.7%	62.4%	70.3%	59.8%	60.6%

Capitalization and debt ratios
Total Market Capitalization	29	$5,997,335	$5,814,654	$5,640,563	$5,578,378	$5,968,572
Total Equity Market Capitalization	29	$3,206,035	$3,352,013	$3,181,463	$3,143,822	$3,553,555
Net debt	37	$2,589,666	$2,512,124	$2,489,618	$2,462,248	$2,428,430
Net debt to adjusted book	32	40.5%	40.2%	40.6%	40.7%	40.4%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.3x	4.8x	4.9x	4.7x	4.7x	4.6x	4.7x
Net debt to in-place adj. EBITDA ratio	32	5.9x	6.1x	5.9x	6.1x	6.0x	N/A	N/A
Net debt adjusted for fully-leased investment properties to in-place adj. EBITDA ratio	32	5.8x	5.8x	5.8x	6.0x	5.9x	N/A	N/A

4	4Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Portfolio Data (1)

	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
# of Properties
Total Portfolio	207	204	204	204	203
Consolidated Portfolio	183	180	180	180	179
Defense/IT Portfolio	201	198	198	198	197
Same Property	198	198	198	198	198

% Occupied
Total Portfolio	94.0%	93.9%	94.0%	93.6%	93.6%
Consolidated Portfolio	92.8%	92.6%	92.8%	92.3%	92.2%
Defense/IT Portfolio	95.5%	95.4%	95.6%	95.3%	95.4%
Same Property	94.2%	94.3%	94.5%	94.1%	94.4%

% Leased
Total Portfolio	95.3%	95.7%	95.6%	95.1%	95.1%
Consolidated Portfolio	94.3%	94.8%	94.6%	94.0%	94.1%
Defense/IT Portfolio	96.5%	97.0%	96.8%	96.6%	96.7%
Same Property	95.3%	95.8%	95.7%	95.2%	95.7%

Square Feet (in thousands)
Total Portfolio	25,147	24,585	24,571	24,548	24,537
Consolidated Portfolio	20,851	20,290	20,276	20,253	20,242
Defense/IT Portfolio	23,159	22,597	22,583	22,560	22,549
Same Property	23,858	23,858	23,858	23,858	23,858
(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate JVs (see page 34).

5	4Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Assets
Properties, net
Operating properties, net	$3,500,087	$3,372,672	$3,359,676	$3,343,341	$3,353,477
Development and redevelopment in progress, including land (1)	95,284	140,091	108,710	89,132	67,342
Land held (1)	188,106	213,093	214,170	211,009	209,707
Total properties, net	3,783,477	3,725,856	3,682,556	3,643,482	3,630,526
Property - operating lease right-of-use assets	50,383	51,838	53,271	54,374	55,760
Cash and cash equivalents	274,986	23,687	21,288	24,292	38,284
Investment in unconsolidated real estate joint ventures	36,368	36,301	38,555	38,960	39,360
Accounts receivable, net	58,185	38,931	43,873	45,924	42,234
Deferred rent receivable	177,921	173,758	171,257	165,968	161,438
Lease incentives, net	72,347	68,263	66,478	64,260	64,013
Deferred leasing costs, net	75,052	72,272	73,342	71,468	71,268
Investing receivables, net	69,856	79,772	79,300	78,430	69,680
Prepaid expenses and other assets, net	103,215	80,754	57,030	63,153	81,628
Total assets	$4,701,790	$4,351,432	$4,286,950	$4,250,311	$4,254,191
Liabilities and equity
Liabilities
Debt	$2,767,834	$2,443,518	$2,438,591	$2,412,670	$2,391,755
Accounts payable and accrued expenses	147,200	135,331	106,749	98,039	126,031
Rents received in advance and security deposits	37,914	36,988	37,799	41,624	38,560
Dividends and distributions payable	35,205	35,220	35,214	35,208	33,909
Deferred revenue associated with operating leases	47,714	43,671	39,325	38,915	39,752
Property - operating lease liabilities	45,012	46,203	47,372	48,216	49,240
Other liabilities	33,236	31,245	12,901	13,809	14,377
Total liabilities	3,114,115	2,772,176	2,717,951	2,688,481	2,693,624
Redeemable noncontrolling interest	25,506	24,217	23,258	23,539	23,974
Equity
COPT Defense’s shareholders’ equity
Common shares	1,132	1,130	1,129	1,129	1,127
Additional paid-in capital	2,502,661	2,497,736	2,495,422	2,492,454	2,494,369
Cumulative distributions in excess of net income	(988,957)	(991,935)	(999,218)	(1,003,120)	(1,003,401)
Accumulated other comprehensive (loss) income	(61)	79	342	403	988
Total COPT Defense’s shareholders’ equity	1,514,775	1,507,010	1,497,675	1,490,866	1,493,083
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	29,317	33,024	33,181	32,745	28,935
Other consolidated entities	18,077	15,005	14,885	14,680	14,575
Total noncontrolling interests in subsidiaries	47,394	48,029	48,066	47,425	43,510
Total equity	1,562,169	1,555,039	1,545,741	1,538,291	1,536,593
Total liabilities, redeemable noncontrolling interest and equity	$4,701,790	$4,351,432	$4,286,950	$4,250,311	$4,254,191
(1)Refer to pages 26 and 28 for detail.

6	4Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Revenues
Lease revenue	$185,002	$178,272	$175,598	$175,308	$169,765	$714,180	$671,366
Other property revenue	1,483	2,038	1,859	2,289	1,641	7,669	6,351
Construction contract and other service revenues	10,872	8,485	12,458	10,259	12,027	42,074	75,550
Total revenues	197,357	188,795	189,915	187,856	183,433	763,923	753,267
Operating expenses
Property operating expenses	74,616	70,356	66,915	72,040	66,964	283,927	266,001
Depreciation and amortization associated with real estate operations	42,263	40,631	39,573	39,359	38,821	161,826	153,640
Construction contract and other service expenses	10,432	7,952	11,873	9,705	11,519	39,962	73,265
General and administrative expenses	7,943	8,483	8,202	8,148	8,429	32,776	33,555
Leasing expenses	2,896	2,449	2,613	2,999	2,243	10,957	9,233
Business development expenses and land carry costs	904	1,098	1,096	1,009	1,171	4,107	4,250
Total operating expenses	139,054	130,969	130,272	133,260	129,147	533,555	539,944
Interest expense	(24,324)	(20,894)	(20,938)	(20,504)	(20,391)	(86,660)	(82,151)
Interest and other income, net	5,301	2,591	1,223	1,568	2,331	10,683	12,661
Gain on sales of real estate	32	3,018	—	300	—	3,350	—
Loss on early extinguishment of debt	(66)	—	—	—	—	(66)	—
Income before equity in income of unconsolidated entities and income taxes	39,246	42,541	39,928	35,960	36,226	157,675	143,833
Equity in income of unconsolidated entities	265	1,815	355	371	217	2,806	397
Income tax (expense) benefit	(115)	(612)	(117)	(103)	24	(947)	(288)
Net income	39,396	43,744	40,166	36,228	36,467	159,534	143,942
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(743)	(924)	(846)	(726)	(681)	(3,239)	(2,694)
Other consolidated entities	(1,152)	(1,093)	(973)	(762)	(665)	(3,980)	(2,319)
Net income attributable to common shareholders	$37,501	$41,727	$38,347	$34,740	$35,121	$152,315	$138,929
Amount allocable to share-based compensation awards	(113)	(133)	(112)	(143)	(103)	(435)	(421)
Numerator for diluted EPS	$37,388	$41,594	$38,235	$34,597	$35,018	$151,880	$138,508

7	4Q 2025 Supplemental Information Package

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Net income	$39,396	$43,744	$40,166	$36,228	$36,467	$159,534	$143,942
Real estate-related depreciation and amortization	42,263	40,631	39,573	39,359	38,821	161,826	153,640
Gain on sales of real estate	(32)	(3,018)	—	(300)	—	(3,350)	—
Depreciation and amortization on unconsolidated real estate JVs (1)	744	733	732	741	745	2,950	3,056
FFO - per Nareit (2)	82,371	82,090	80,471	76,028	76,033	320,960	300,638
FFO allocable to other noncontrolling interests (3)	(1,524)	(1,502)	(1,382)	(1,158)	(1,050)	(5,566)	(3,855)
Basic FFO allocable to share-based compensation awards	(543)	(548)	(550)	(530)	(614)	(2,171)	(2,417)
Basic FFO available to common share and common unit holders (2)	80,304	80,040	78,539	74,340	74,369	313,223	294,366
Redeemable noncontrolling interest	—	—	—	—	—	—	1,963
Diluted FFO adjustments allocable to share-based compensation awards	54	53	96	53	47	387	188
Diluted FFO available to common share and common unit holders - per Nareit (2)	80,358	80,093	78,635	74,393	74,416	313,610	296,517
Loss on early extinguishment of debt	66	—	—	—	—	66	—
Loss on early extinguishment of debt on unconsolidated real estate JVs (1)	—	28	—	—	—	28	—
Executive transition costs	—	—	—	—	58	—	285
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	—	—	—	(1)	—	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (2)	$80,424	$80,121	$78,635	$74,393	$74,473	$313,704	$296,800
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 33.

8	4Q 2025 Supplemental Information Package

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
EPS Denominator
Weighted average common shares - basic	112,733	112,485	112,459	112,383	112,347	112,516	112,296
Dilutive effect of share-based compensation awards	850	702	765	643	711	788	603
Dilutive exchangeable debt	—	—	—	—	664	—	—
Weighted average common shares - diluted	113,583	113,187	113,224	113,026	113,722	113,304	112,899
Diluted EPS	$0.33	$0.37	$0.34	$0.31	$0.31	$1.34	$1.23

Weighted Average Shares for period ended
Common shares	112,733	112,485	112,459	112,383	112,347	112,516	112,296
Dilutive effect of share-based compensation awards	850	702	765	643	711	788	603
Common units	1,926	2,182	2,177	2,047	1,664	2,083	1,672
Redeemable noncontrolling interest	—	—	—	—	—	—	842
Dilutive exchangeable debt	—	—	—	—	664	—	—
Denominator for diluted FFO per share and as adjusted for comparability	115,509	115,369	115,401	115,073	115,386	115,387	115,413
Weighted average common units	(1,926)	(2,182)	(2,177)	(2,047)	(1,664)	(2,083)	(1,672)
Redeemable noncontrolling interest	—	—	—	—	—	—	(842)
Denominator for diluted EPS	113,583	113,187	113,224	113,026	113,722	113,304	112,899
Diluted FFO per share - Nareit (1)	$0.70	$0.69	$0.68	$0.65	$0.64	$2.72	$2.57
Diluted FFO per share - as adjusted for comparability (1)	$0.70	$0.69	$0.68	$0.65	$0.65	$2.72	$2.57
(1)Refer to the section entitled “Definitions” for a definition of this measure.

9	4Q 2025 Supplemental Information Package

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$80,424	$80,121	$78,635	$74,393	$74,473	$313,704	$296,800
Straight line rent adjustments and lease incentive amortization	3,634	5,053	(1,836)	(1,699)	2,950	5,152	10,824
Amortization of intangibles and other assets included in NOI	(384)	42	64	162	211	(116)	755
Share-based compensation, net of amounts capitalized	2,954	2,961	2,924	2,854	2,617	11,693	10,443
Amortization of deferred financing costs	817	657	657	667	671	2,798	2,708
Amortization of net debt discounts, net of amounts capitalized	1,282	1,070	1,060	1,051	1,041	4,463	4,110
Replacement capital expenditures (1)	(31,290)	(26,982)	(23,919)	(21,464)	(34,134)	(103,655)	(103,984)
Other	(228)	352	75	81	73	280	566
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$57,209	$63,274	$57,660	$56,045	$47,902	$234,319	$222,222

Replacement capital expenditures (1)
Tenant improvements and incentives	$25,671	$24,769	$15,293	$13,758	$22,912	$79,491	$69,505
Building improvements	8,888	3,662	5,641	1,872	10,942	20,063	28,294
Leasing costs	5,008	2,240	4,929	3,461	2,629	15,638	12,342
Net (exclusions from) additions to tenant improvements and incentives	(6,335)	(3,390)	(241)	3,538	(7)	(6,428)	(3)
Excluded building improvements	(1,942)	(299)	(1,703)	(201)	(2,342)	(4,145)	(6,113)
Excluded leasing costs	—	—	—	(964)	—	(964)	(41)
Replacement capital expenditures	$31,290	$26,982	$23,919	$21,464	$34,134	$103,655	$103,984
(1)Refer to the section entitled “Definitions” for a definition of this measure.

10	4Q 2025 Supplemental Information Package

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Net income	$39,396	$43,744	$40,166	$36,228	$36,467	$159,534	$143,942
Interest expense	24,324	20,894	20,938	20,504	20,391	86,660	82,151
Income tax expense (benefit)	115	612	117	103	(24)	947	288
Real estate-related depreciation and amortization	42,263	40,631	39,573	39,359	38,821	161,826	153,640
Other depreciation and amortization	435	428	468	542	589	1,873	2,375
Gain on sales of real estate	(32)	(3,018)	—	(300)	—	(3,350)	—
Adjustments from unconsolidated real estate JVs	1,818	1,758	1,515	1,518	1,681	6,609	6,820
EBITDAre (1)	108,319	105,049	102,777	97,954	97,925	414,099	389,216
Credit loss (recoveries) expense	(644)	(324)	1,187	515	(113)	734	383
Business development expenses	508	731	741	593	758	2,573	2,548
Executive transition costs	—	—	21	57	58	78	638
Loss on early extinguishment of debt	66	—	—	—	—	66	—
Loss on early extinguishment of debt on unconsolidated real estate JVs	—	28	—	—	—	28	—
Net gain on other investments	(26)	(1,713)	—	—	—	(1,739)	(488)
Adjusted EBITDA (1)	108,223	103,771	104,726	99,119	98,628	$415,839	$392,297
Pro forma NOI adjustment for property changes within period	1,969	21	57	786	528
Change in collectability of deferred rental revenue	127	—	20	1,232	1,646
In-place adjusted EBITDA (1)	$110,319	$103,792	$104,803	$101,137	$100,802
(1)Refer to the section entitled “Definitions” for a definition of this measure.

11	4Q 2025 Supplemental Information Package

COPT Defense Properties
Properties by Segment - 12/31/25
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio
Fort Meade/Baltimore Washington (“BW”) Corridor
National Business Park (Annapolis Junction, MD)	34	4,288	96.8%	97.0%
Howard County, MD	36	3,064	89.2%	92.8%
Other	25	1,883	93.3%	93.4%
Total Fort Meade/BW Corridor	95	9,235	93.6%	94.9%
Redstone Arsenal (Huntsville, AL)	25	2,525	96.1%	97.5%
Northern Virginia (“NoVA”) Defense/IT	17	2,643	93.5%	94.5%
Lackland Air Force Base (San Antonio, TX)	9	1,143	100.0%	100.0%
Navy Support	22	1,271	86.9%	90.2%
Data Center Shells
Consolidated Properties	9	2,047	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	201	23,159	95.5%	96.5%
Other	6	1,988	76.6%	81.1%
Total Portfolio	207	25,147	94.0%	95.3%
Consolidated Portfolio	183	20,851	92.8%	94.3%

(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

12	4Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Consolidated real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$82,215	$81,756	$81,337	$84,608	$79,307	$329,916	$317,319
Redstone Arsenal	19,783	19,477	18,977	16,422	17,160	74,659	69,317
NoVA Defense/IT	23,307	22,343	22,018	23,162	21,924	90,830	86,034
Lackland Air Force Base	20,639	18,555	17,475	16,410	18,100	73,079	67,837
Navy Support	8,621	8,727	8,258	7,960	8,094	33,566	32,628
Data Center Shells-Consolidated	12,642	10,715	10,644	10,865	10,104	44,866	37,190
Total Defense/IT Portfolio	167,207	161,573	158,709	159,427	154,689	646,916	610,325
Other	19,278	18,737	18,748	18,170	16,717	74,933	67,392
Consolidated real estate revenues (1)	$186,485	$180,310	$177,457	$177,597	$171,406	$721,849	$677,717

NOI from real estate operations (2)
Defense/IT Portfolio
Fort Meade/BW Corridor	$52,028	$53,279	$54,440	$52,678	$52,236	$212,425	$208,530
Redstone Arsenal	12,857	12,227	12,817	10,128	10,951	48,029	45,132
NoVA Defense/IT	14,104	13,452	13,160	13,073	13,309	53,789	49,975
Lackland Air Force Base	9,059	8,310	8,234	7,411	7,576	33,014	30,668
Navy Support	4,807	4,711	4,402	3,794	4,291	17,714	17,482
Data Center Shells
Consolidated properties	10,486	9,014	8,861	9,012	8,568	37,373	31,066
COPT Defense’s share of unconsolidated real estate JVs	2,083	1,864	1,870	1,889	1,898	7,706	7,217
Total Defense/IT Portfolio	105,424	102,857	103,784	97,985	98,829	410,050	390,070
Other	8,528	8,961	8,628	9,461	7,511	35,578	28,863
NOI from real estate operations (1)	$113,952	$111,818	$112,412	$107,446	$106,340	$445,628	$418,933
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

13	4Q 2025 Supplemental Information Package

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Cash NOI from real estate operations (1)
Defense/IT Portfolio
Fort Meade/BW Corridor	$52,727	$53,019	$51,640	$50,104	$52,096	$207,490	$201,186
Redstone Arsenal	9,937	9,549	10,283	8,723	8,554	38,492	33,626
NoVA Defense/IT	14,607	13,669	12,717	12,263	13,308	53,256	51,916
Lackland Air Force Base	8,946	8,863	8,846	8,086	8,194	34,741	32,722
Navy Support	4,628	4,155	4,215	3,833	4,215	16,831	17,374
Data Center Shells
Consolidated properties	8,170	8,217	7,521	7,002	6,783	30,910	26,958
COPT Defense’s share of unconsolidated real estate JVs	1,682	1,655	1,651	1,628	1,611	6,616	6,134
Total Defense/IT Portfolio	100,697	99,127	96,873	91,639	94,761	388,336	369,916
Other	7,010	7,997	8,054	9,586	7,815	32,647	29,105
Cash NOI from real estate operations (2)	$107,707	$107,124	$104,927	$101,225	$102,576	$420,983	$399,021
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

14	4Q 2025 Supplemental Information Package

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 12/31/25
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Year Ended
Defense/IT Portfolio
Same Property (2)
Consolidated properties	168	17,575	94.8%	95.8%	$613,205	84.2%	$96,945	$386,176
Unconsolidated JV properties	24	4,295	100.0%	100.0%	8,286	1.1%	2,083	7,706
Total Same Property in Defense/IT Portfolio	192	21,870	95.8%	96.6%	621,491	85.4%	99,028	393,882
Properties Placed in Service (4)	6	863	96.9%	96.9%	23,991	3.3%	4,587	12,069
Acquired properties	3	426	78.8%	90.1%	11,776	1.6%	1,809	4,099
Total Defense/IT Portfolio	201	23,159	95.5%	96.5%	657,258	90.3%	105,424	410,050
Other	6	1,988	76.6%	81.1%	70,827	9.7%	8,528	35,578
Total Portfolio	207	25,147	94.0%	95.3%	$728,085	100.0%	$113,952	$445,628
Consolidated Portfolio	183	20,851	92.8%	94.3%	$719,799	98.9%	$111,869	$437,922
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/24.

15	4Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Years Ended
			12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Defense/IT Portfolio
Fort Meade/BW Corridor	94	9,032	94.5%	95.2%	95.3%	95.6%	96.0%	95.2%	95.9%
Redstone Arsenal	22	2,301	97.1%	97.9%	98.3%	97.6%	97.5%	97.7%	97.3%
NoVA Defense/IT	16	2,501	92.8%	93.1%	92.5%	92.3%	91.1%	92.7%	89.5%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	85.8%	83.5%	83.4%	82.1%	82.9%	83.7%	84.0%
Data Center Shells
Consolidated properties	6	1,408	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	192	21,870	95.8%	96.0%	96.1%	96.0%	96.1%	96.0%	95.9%
Other	6	1,988	76.8%	76.2%	75.6%	73.3%	72.7%	75.5%	72.5%
Total Same Property	198	23,858	94.2%	94.4%	94.3%	94.1%	94.1%	94.3%	93.9%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Defense/IT Portfolio
Fort Meade/BW Corridor	94	9,032	94.4%	94.9%	95.4%	95.3%	96.7%
Redstone Arsenal	22	2,301	96.8%	97.1%	98.3%	98.1%	97.4%
NoVA Defense/IT	16	2,501	93.1%	93.0%	93.1%	92.2%	91.7%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	86.9%	83.9%	84.0%	81.6%	82.6%
Data Center Shells
Consolidated properties	6	1,408	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	192	21,870	95.8%	95.9%	96.2%	95.9%	96.4%
Other	6	1,988	76.6%	76.8%	76.2%	74.7%	72.7%
Total Same Property	198	23,858	94.2%	94.3%	94.5%	94.1%	94.4%
(1)Refer to the section entitled “Definitions” for a definition of this measure.

16	4Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Same Property real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$81,248	$80,830	$80,405	$83,584	$78,371	$326,067	$314,296
Redstone Arsenal	17,578	17,721	17,573	15,096	15,876	67,968	65,492
NoVA Defense/IT	22,349	22,343	22,018	23,162	21,924	89,872	86,034
Lackland Air Force Base	19,870	17,798	16,734	16,416	18,098	70,818	67,835
Navy Support	8,621	8,727	8,258	7,960	8,095	33,566	32,629
Data Center Shells-Consolidated	9,147	9,025	8,996	9,304	9,044	36,472	36,134
Total Defense/IT Portfolio	158,813	156,444	153,984	155,522	151,408	624,763	602,420
Other	16,889	16,419	16,291	15,675	14,506	65,274	59,109
Same Property real estate revenues	$175,702	$172,863	$170,275	$171,197	$165,914	$690,037	$661,529

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$51,602	$52,842	$54,111	$52,167	$51,773	$210,722	$207,170
Redstone Arsenal	11,207	11,119	11,725	9,180	9,995	43,231	42,165
NoVA Defense/IT	13,318	13,453	13,160	13,072	13,309	53,003	49,975
Lackland Air Force Base	8,501	7,737	7,638	7,607	7,740	31,483	30,837
Navy Support	4,807	4,710	4,403	3,794	4,292	17,714	17,483
Data Center Shells
Consolidated properties	7,510	7,498	7,527	7,488	7,508	30,023	30,040
COPT Defense’s share of unconsolidated real estate JVs	2,083	1,864	1,870	1,889	1,898	7,706	7,217
Total Defense/IT Portfolio	99,028	99,223	100,434	95,197	96,515	393,882	384,887
Other	8,129	8,647	8,231	9,079	7,304	34,086	28,180
Same Property NOI (1)	$107,157	$107,870	$108,665	$104,276	$103,819	$427,968	$413,067
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

17	4Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$52,810	$53,090	$51,390	$49,457	$51,525	$206,747	$199,457
Redstone Arsenal	9,238	9,257	9,847	8,509	8,315	36,851	32,964
NoVA Defense/IT	13,945	13,669	12,717	12,263	13,308	52,594	51,916
Lackland Air Force Base	8,452	8,368	8,327	8,283	8,357	33,430	32,890
Navy Support	4,627	4,155	4,215	3,833	4,215	16,830	17,374
Data Center Shells
Consolidated properties	6,914	6,881	6,891	7,039	6,780	27,725	26,990
COPT Defense’s share of unconsolidated real estate JVs	1,682	1,655	1,651	1,628	1,611	6,616	6,134
Total Defense/IT Portfolio	97,668	97,075	95,038	91,012	94,111	380,793	367,725
Other	6,628	7,698	7,672	9,150	7,518	31,148	28,094
Same Property cash NOI (1)	$104,296	$104,773	$102,710	$100,162	$101,629	$411,941	$395,819
Percentage change in total Same Property cash NOI (1)(2)	2.6%					4.1%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	3.8%					3.6%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

18	4Q 2025 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 12/31/25
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	Redstone Arsenal	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	60	20	90	—	77	247	89	336
Expiring Square Feet	164	36	105	—	88	393	145	538
Vacating Square Feet	104	16	15	—	11	146	56	202
Retention Rate (% based upon square feet)	36.6%	55.7%	85.6%	—%	87.8%	62.9%	61.5%	62.5%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$3.08	$3.45	$2.58	$—	$4.15	$3.26	$8.18	$4.56
Weighted Average Lease Term in Years	4.0	4.6	4.6	—	2.8	3.9	12.1	6.1
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$37.70	$24.98	$37.48	$—	$32.84	$35.07	$36.75	$35.51
Expiring Straight-line Rent	$36.24	$23.54	$34.14	$—	$29.79	$32.43	$39.62	$34.33
Change in Straight-line Rent	4.0%	6.1%	9.8%	—%	10.3%	8.1%	(7.2%)	3.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.23	$26.26	$37.55	$—	$32.75	$35.06	$34.43	$34.89
Expiring Cash Rent	$36.86	$26.15	$36.86	$—	$32.49	$34.63	$42.79	$36.79
Change in Cash Rent	1.0%	0.4%	1.9%	—%	0.8%	1.2%	(19.5%)	(5.2%)
Compound Annual Growth Rate	3.4%	3.2%	3.2%	—%	3.4%	3.3%	0.8%	2.6%
Average Escalations Per Year	2.6%	2.3%	2.5%	—%	2.7%	2.6%	2.4%	2.5%
New Leases
Investment Space
Leased Square Feet	110	32	—	132	—	274	—	274
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$5.30	$8.56	$—	$1.17	$—	$3.69	$—	$3.69
Weighted Average Lease Term in Years	15.0	10.8	—	15.0	—	14.5	—	14.5
Straight-line Rent Per Square Foot	$45.48	$39.55	$—	$71.98	$—	$57.58	$—	$57.58
Cash Rent Per Square Foot	$41.50	$37.25	$—	$61.51	$—	$50.67	$—	$50.67
Vacant Space
Leased Square Feet	83	—	9	—	24	116	9	125
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$4.81	$—	$8.81	$—	$9.05	$6.00	$13.74	$6.57
Weighted Average Lease Term in Years	7.7	—	3.0	—	5.6	6.9	6.8	6.9
Straight-line Rent Per Square Foot	$33.37	$—	$34.86	$—	$39.58	$34.78	$35.40	$34.82
Cash Rent Per Square Foot	$33.77	$—	$34.00	$—	$39.97	$35.08	$34.65	$35.05
Total Square Feet Leased	253	52	99	132	101	637	98	735
Average Escalations Per Year	2.5%	2.5%	2.5%	2.8%	2.6%	2.6%	2.4%	2.6%

(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

19	4Q 2025 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Year Ended 12/31/25
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	Redstone Arsenal	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	1,012	518	142	—	209	45	1,925	118	2,043
Expiring Square Feet	1,351	581	170	—	281	45	2,428	195	2,623
Vacating Square Feet	339	63	29	—	72	—	503	77	579
Retention Rate (% based upon square feet)	74.9%	89.2%	83.2%	—%	74.5%	100.0%	79.3%	60.5%	77.9%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$2.10	$1.84	$2.70	$—	$3.93	$1.05	$2.25	$6.77	$2.51
Weighted Average Lease Term in Years	3.8	8.2	3.9	—	3.7	5.0	5.0	10.0	5.3
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$37.47	$27.35	$37.94	$—	$34.24	$39.26	$34.47	$34.98	$34.50
Expiring Straight-line Rent	$35.06	$23.22	$34.11	$—	$31.74	$18.08	$31.05	$38.34	$31.47
Change in Straight-line Rent	6.9%	17.8%	11.2%	—%	7.9%	117.2%	11.0%	(8.8%)	9.6%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.47	$27.06	$37.92	$—	$35.29	$37.38	$34.46	$33.00	$34.38
Expiring Cash Rent	$37.95	$24.51	$37.25	$—	$35.06	$19.57	$33.55	$41.66	$34.01
Change in Cash Rent	(1.3%)	10.4%	1.8%	—%	0.7%	91.0%	2.7%	(20.8%)	1.1%
Compound Annual Growth Rate	2.0%	3.0%	3.1%	—%	3.4%	10.5%	2.7%	0.9%	2.6%
Average Escalations Per Year	2.7%	1.2%	2.5%	—%	2.5%	3.0%	2.0%	2.4%	2.0%
New Leases
Investment Space
Leased Square Feet	158	187	—	132	—	—	477	—	477
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$6.62	$3.65	$—	$1.17	$—	$—	$3.95	$—	$3.95
Weighted Average Lease Term in Years	13.8	11.2	—	15.0	—	—	13.1	—	13.1
Straight-line Rent Per Square Foot	$40.96	$30.06	$—	$71.98	$—	$—	$45.28	$—	$45.28
Cash Rent Per Square Foot	$37.85	$29.44	$—	$61.51	$—	$—	$41.11	$—	$41.11
Vacant Space
Leased Square Feet	199	73	42	—	109	—	424	133	557
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$6.59	$6.89	$10.87	$—	$6.57	$—	$7.07	$11.11	$8.04
Weighted Average Lease Term in Years	7.9	8.3	7.4	—	5.5	—	7.3	8.5	7.6
Straight-line Rent Per Square Foot	$31.55	$27.11	$35.79	$—	$30.71	$—	$31.00	$34.71	$31.88
Cash Rent Per Square Foot	$30.93	$26.71	$34.89	$—	$31.45	$—	$30.73	$34.59	$31.66
Total Square Feet Leased	1,369	778	184	132	318	45	2,826	251	3,077
Average Escalations Per Year	2.7%	1.6%	2.5%	2.8%	2.7%	3.0%	2.3%	2.5%	2.3%
Average Escalations Excl. Data Center Shells									2.3%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

20	4Q 2025 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 12/31/25 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	1,589	$69,306	10.5%	$43.56
Redstone Arsenal	21	639	0.1%	30.32
NoVA Defense/IT	87	2,981	0.5%	34.33
Lackland Air Force Base	953	60,028	9.1%	63.01
Navy Support	174	5,185	0.8%	29.76
2026	2,824	138,140	21.0%	48.89
Fort Meade/BW Corridor	1,031	40,269	6.1%	39.04
Redstone Arsenal	176	5,050	0.8%	28.70
NoVA Defense/IT	109	3,818	0.6%	34.95
Navy Support	292	9,447	1.4%	32.35
Data Center Shells-Unconsolidated JV Properties	364	549	0.1%	15.07
2027	1,972	59,133	9.0%	35.94
Fort Meade/BW Corridor	2,065	78,880	12.0%	38.15
Redstone Arsenal	16	450	0.1%	29.03
NoVA Defense/IT	420	18,215	2.8%	43.39
Navy Support	146	4,435	0.7%	30.35
Data Center Shells-Unconsolidated JV Properties	515	917	0.1%	17.80
2028	3,162	102,898	15.7%	38.10
Fort Meade/BW Corridor	1,170	40,587	6.2%	34.64
Redstone Arsenal	464	10,109	1.5%	21.71
NoVA Defense/IT	719	28,444	4.3%	39.57
Navy Support	121	3,488	0.5%	28.95
Data Center Shells-Unconsolidated JV Properties	992	2,365	0.4%	23.84
2029	3,466	84,993	12.9%	33.00
Fort Meade/BW Corridor	1,064	35,593	5.4%	33.34
Redstone Arsenal	246	6,775	1.0%	27.56
NoVA Defense/IT	116	4,535	0.7%	39.03
Navy Support	52	1,509	0.2%	28.99
Data Center Shells-Unconsolidated JV Properties	432	842	0.1%	19.49
2030	1,910	49,254	7.5%	32.30
Thereafter
Consolidated Properties	6,800	219,228	33.4%	31.44
Unconsolidated JV Properties	1,992	3,614	0.5%	18.14
Total Defense/IT Portfolio	22,126	$657,258	100.0%	$35.67

21	4Q 2025 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 12/31/25 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	22,126	$657,258	90.3%	$35.67
Other
2026	82	2,161	0.3%	25.94
2027	88	3,998	0.5%	44.86
2028	264	16,982	2.3%	37.69
2029	156	6,570	0.9%	41.78
2030	33	1,207	0.2%	36.81
Thereafter	900	39,909	5.5%	44.31
Total Other	1,523	70,827	9.7%	41.78
Total Portfolio	23,649	$728,085	100.0%	$36.14
Consolidated Portfolio	19,354	$719,799
Unconsolidated JV Properties	4,295	$8,286
Note: As of 12/31/25, the weighted average lease term was 5.2 years for both the total and consolidated portfolio and 5.1 years for the Defense/IT portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/25. With regard to properties owned through unconsolidated real estate JVs, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to our ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

22	4Q 2025 Supplemental Information Package

COPT Defense Properties
2026 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 12/31/25 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Fort Meade/BW Corridor	975	$42,407	6.5%	$43.45
NoVA Defense/IT	4	135	—%	33.25
Lackland Air Force Base	953	60,028	9.1%	63.01
Navy Support	33	817	0.1%	24.44
Q1 2026	1,965	103,387	15.7%	52.59
Fort Meade/BW Corridor	319	12,597	1.9%	39.34
NoVA Defense/IT	43	1,463	0.2%	34.41
Navy Support	67	1,902	0.3%	28.55
Q2 2026	429	15,962	2.4%	37.17
Fort Meade/BW Corridor	89	3,459	0.5%	38.97
Redstone Arsenal	20	598	0.1%	30.44
NoVA Defense/IT	28	1,034	0.2%	37.01
Navy Support	33	1,026	0.2%	30.93
Q3 2026	170	6,117	1.0%	36.09
Fort Meade/BW Corridor	206	10,842	1.6%	52.61
Redstone Arsenal	1	42	—%	28.70
NoVA Defense/IT	12	350	0.1%	28.37
Navy Support	41	1,440	0.2%	35.14
Q4 2026	260	12,674	1.9%	48.58

	2,824	$138,140	21.0%	$48.89
(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/25.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

23	4Q 2025 Supplemental Information Package

COPT Defense Properties
Top 20 Tenants as of 12/31/25 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$257,518	35.4%	5,650	3.2
Fortune 100 Company		82,000	11.3%	6,820	7.7
General Dynamics Corporation		32,865	4.5%	657	2.9
Peraton Corp.		18,754	2.6%	488	5.5
The Boeing Company		15,227	2.1%	443	2.2
Northrop Grumman Corporation		15,097	2.1%	519	5.8
CACI International Inc		14,266	2.0%	342	3.1
Fortune 100 Company		12,258	1.7%	183	8.8
Booz Allen Hamilton, Inc.		11,218	1.5%	266	1.8
Morrison & Foerster, LLP		9,912	1.4%	102	11.3
KBR, Inc.		7,904	1.1%	284	8.1
CareFirst, Inc.		7,889	1.1%	216	10.9
Amentum Holdings, Inc.		7,641	1.0%	202	3.8
Yulista Holding, LLC		7,354	1.0%	368	4.0
Mantech International Corp.		6,921	1.0%	208	2.2
AT&T Corporation		6,859	0.9%	313	3.9
University System of Maryland		6,453	0.9%	176	4.1
Wells Fargo & Company		5,964	0.8%	138	3.0
Lockheed Martin Corporation		5,896	0.8%	194	4.6
The MITRE Corporation		4,859	0.7%	139	4.2
Subtotal Top 20 Tenants		536,855	73.9%	17,708	5.3
All remaining tenants		191,230	26.1%	5,941	4.8
Total / Weighted Average		$728,085	100.0%	23,649	5.2

(1)For properties owned through unconsolidated real estate JVs, includes our share of those properties’ ARR of $8.3 million (see page 34 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 12/31/25, $6.7 million of our ARR was through the General Services Administration (GSA), representing 2.6% of our ARR from the United States Government and 0.9% of our total ARR.

24	4Q 2025 Supplemental Information Package

COPT Defense Properties
Operating Property Acquisition
(dollars and square feet in thousands)

						% Leased
Property	Property Segment/Sub-Segment	Location	# of Properties	Operational Square Feet	Transaction Date	As of Transaction Date	As of 12/31/25	Transaction Value (1)
Quarter Ended 12/31/25
15050 Conference Center Drive	NoVA Defense/IT	Chantilly, VA	1	142	10/30/25	100.0%	100.0%	$40,000

(1)The acquisition’s gross purchase price was $40.0 million, or $32.6 million net of a $7.4 million credit for an unpaid tenant improvement allowance.

25	4Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Development Projects as of 12/31/25 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 2/4/26	as of 12/31/25 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment/Sub-Segment	Location
Defense/IT Portfolio
Fort Meade/BW Corridor
400 National Business Parkway (4)	Annapolis Junction, MD	148	100%	$68,255	$49,799	$13,760	2Q 25	2Q 26
4400 River Road	College Park, MD	110	100%	66,266	4,867	—	2Q 27	3Q 27
620 Guardian Way	Annapolis Junction, MD	236	100%	145,970	23,402	—	3Q 28	3Q 28
Fort Meade/BW Corridor Subtotal / Average		494	100%	280,491	78,068	13,760
Redstone Arsenal
7700 Advanced Gateway	Huntsville, AL	101	100%	27,264	2,546	—	1Q 27	1Q 27
8500 Advanced Gateway	Huntsville, AL	155	20%	52,317	28,654	—	2Q 26	2Q 27
Redstone Arsenal Subtotal / Average		256	52%	79,581	31,200	—
Lackland Air Force Base
Project EL 2	San Antonio, TX	132	100%	87,600	813	—	4Q 27	4Q 27
Total Defense/IT Portfolio Under Development		882	86%	$447,672	$110,081	$13,760
(1)Includes properties under, or contractually committed for, development as of 12/31/25. Also included is 620 Guardian Way, which was leased subsequent to 12/31/25.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Cost to date placed in service represents structured parking that was operational as of 12/31/25.

26	4Q 2025 Supplemental Information Package

COPT Defense Properties
Development Placed in Service as of 12/31/25
(square feet in thousands)

				Square Feet Placed in Service					Total Space Placed in Service % Leased as of 12/31/25
		Total Property
	Property Segment/Sub-Segment	% Leased as of 12/31/25	Rentable Square Feet	2025
Property and Location				1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total 2025
9700 Advanced Gateway Huntsville, AL	Redstone Arsenal	100%	50	10	26	14	—	50	100%
Southpoint Phase 2 Bldg B Northern VA	Data Center Shells	100%	193	—	—	—	193	193	100%
MP 3 Northern VA	Data Center Shells	100%	225	—	—	—	225	225	100%
Total Development Placed in Service		100%	468	10	26	14	418	468	100%
% Leased as of 12/31/25				100%	100%	100%	100%	100%

27	4Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Land Owned/Controlled as of 12/31/25 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development
Fort Meade/BW Corridor
National Business Park (Annapolis Junction, MD)	136	1,247
Howard County, MD	19	290
Other	123	1,228
Total Fort Meade/BW Corridor	278	2,765
Redstone Arsenal (2)	280	3,099
NoVA Defense/IT	29	1,171
Navy Support	38	64
Data Center Shells	365	3,300
Total Defense/IT Portfolio land owned/controlled for future development	990	10,399	$180,087
Other land owned/controlled	47	1,478	8,019
Land held, net	1,037	11,877	$188,106

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 26, including 620 Guardian Way, which was leased subsequent to 12/31/25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 33). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

28	4Q 2025 Supplemental Information Package

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 12/31/25

Debt
Secured debt	3.4	4.77%	4.63%	$142,239
Unsecured debt	4.1	3.25%	3.48%	2,649,061
Total Consolidated Debt	4.1	3.33%	3.53%	$2,791,300

Fixed-rate debt (3)	4.1	3.20%	3.53%	$2,791,300
Variable-rate debt (3)	3.9	4.94%	N/A	—
Total Consolidated Debt				$2,791,300

Common Equity
Common Shares				113,211
Common Units (4)				2,114
Total Common Shares and Units				115,325

Closing Common Share Price on 12/31/25				$27.80
Equity Market Capitalization (5)				$3,206,035

Total Market Capitalization (5)				$5,997,335
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility, term loan and Revolving Development Facility.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $210.2 million that hedge the risk of changes in interest rates on variable-rate debt.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Report
Fitch	BBB-	Stable	1/15/25
Moody’s	Baa3	Positive	10/27/25
S&P	BBB-	Stable	4/11/25

29	4Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 12/31/25
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate	Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+0.85%	$54,000	Oct-29	(1)(2)	Revolving Development Facility	SOFR+1.35%	$96,000	$96,000	Oct-29	(2)(3)
Senior Unsecured Notes					M Square
2.25% due 2026	2.25%	400,000	Mar-26		5825 & 5850 University Research Court (5)	3.82%	36,079	$35,603	Jun-26
5.25% due 2028	5.25%	345,000	Sep-28	(4)
2.00% due 2029	2.00%	400,000	Jan-29		5801 University Research Court (2)(5)	SOFR +0.10%+1.45%	10,160	$10,020	Aug-26
4.50% due 2030	4.50%	400,000	Oct-30
2.75% due 2031	2.75%	600,000	Apr-31		Total Secured Debt	4.77%	$142,239
2.90% due 2033	2.90%	400,000	Dec-33
Subtotal - Senior Unsecured Notes	3.19%	2,545,000

Unsecured Bank Term Loan	SOFR+1.05%	50,000	Jan-27	(2)(6)
Other Unsecured Debt	0.00%	61	May-26
Total Unsecured Debt	3.25%	$2,649,061

Debt Summary
Total Unsecured Debt	3.25%	$2,649,061
Total Secured Debt	4.77%	142,239
Consolidated Debt	3.33%	$2,791,300

Debt per balance sheet		$2,767,834
Net discounts and deferred financing costs		23,466
Consolidated Debt		2,791,300
COPT Defense’s share of unconsolidated JV gross debt (7)		75,250
Gross debt		$2,866,550
(1)The Revolving Credit Facility matures in October 2029 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)The Revolving Development Facility matures in October 2029 and may be extended by a 12-month period at our option.
(4)These notes are due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares or a combination thereof at our election.
(5)These properties are owned through consolidated JVs.
(6)The term loan matures in January 2027 and may be extended by a 12-month period at our option.
(7)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

30	4Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 12/31/25 (continued)

(1)Includes $400.0 million in 2.25% Senior Notes due 2026, the repayment of which we pre-funded with net proceeds from our issuance on 10/2/25 of $400.0 million of 4.50% Senior Notes due 2030. Pending such repayment, we are using the net proceeds from this debt issuance for general corporate purposes, which is resulting in a portion of the net proceeds being invested in interest-bearing accounts.
(2)Term Loan balance of $50.0 million is included in 2028 assuming our exercise of a 12-month extension option. Also included is $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(3)Revolving Credit Facility balance of $54.0 million is included in 2030 assuming our exercise of two six-month extension options. Also included is our Revolving Development Facility balance of $96.0 million assuming our exercise of a 12-month extension option.
(4)Includes the effect of interest rate swaps with notional amounts totaling $210.2 million that hedge the risk of changes in interest rates on variable-rate debt.

31	4Q 2025 Supplemental Information Package

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 12/31/25				As of and for Three Months Ended 12/31/25
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	43.5%		Total Debt / Total Assets	< 60%	36.8%
Secured Debt / Total Assets	< 40%	2.2%		Secured Debt / Total Assets	< 40%	2.7%
Debt Service Coverage	> 1.5x	4.8x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.4x
Unencumbered Assets / Unsecured Debt	> 150%	224.4%		Unsecured Debt / Unencumbered Assets	< 60%	38.1%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.3x

Debt Ratios	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		180
Debt per balance sheet	6	$2,767,834		% of total portfolio		87%
Total assets	6	$4,701,790		Unencumbered square feet in-service		20,720
Debt to assets		58.9%		% of total portfolio		82%
Net income	7	$39,396		NOI from unencumbered real estate operations		$105,182
Debt to net income ratio (2)		17.6	x	% of total NOI from real estate operations		92%
Interest expense	7	$24,324		Adjusted EBITDA from unencumbered real estate operations		$99,452
Net income to interest expense ratio (2)		1.6	x	% of total adjusted EBITDA from real estate operations		92%
				Unencumbered adjusted book		$5,875,019
Non-GAAP				% of total adjusted book		92%
Net debt	37	$2,589,666
Adjusted book	37	$6,388,593
Net debt to adjusted book		40.5%
Net debt adj. for fully-leased investment properties	37	$2,581,440
In-place adjusted EBITDA	11	$110,319
Net debt to in-place adjusted EBITDA ratio		5.9	x
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio		5.8	x
Denominator for debt service coverage	36	$23,609
Denominator for fixed charge coverage	36	$25,323
Adjusted EBITDA	11	$108,223
Adjusted EBITDA debt service coverage ratio		4.6	x
Adjusted EBITDA fixed charge coverage ratio		4.3	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

32	4Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 12/31/25
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Year Ended	Total Assets (2)
Suburban MD
M Square Associates, LLC (4 properties)	414	98.0%	98.4%	$2,066	$8,005	$91,743	$46,239	50%
Huntsville, AL
LW Redstone Company, LLC (24 properties)	2,388	96.9%	98.5%	12,308	45,881	634,186	—	85%	(4)
Washington, DC
Stevens Place (1 property)	188	92.2%	93.7%	2,287	8,344	141,077	—	95%
Total / Average	2,990	96.7%	98.1%	$16,661	$62,230	$867,006	$46,239

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban MD
M Square Research Park	348	$12,113	$—	50%
Huntsville, AL
Redstone Gateway (5)	3,355	124,613	—	85%	(3)
Total	3,703	$136,726	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $64.5 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

33	4Q 2025 Supplemental Information Package

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 12/31/25 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$13,525	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$8,286

Balance sheet information	Total	COPT Defense’s Share (3)
Operating properties, net	$917,357	$91,736
Total assets	$1,018,068	$101,807
Debt (4)	$746,853	$74,685
Total liabilities	$820,387	$82,039

	Three Months Ended		Year Ended
Operating information	Total	COPT Defense’s Share (3)	Total	COPT Defense’s Share (3)
Revenue	$25,025	$2,503	$94,268	$9,427
Operating expenses	(4,198)	(420)	(17,204)	(1,721)
NOI from real estate operations and EBITDAre (5)	20,827	2,083	77,064	7,706
Interest expense	(10,735)	(1,074)	(36,588)	(3,659)
Depreciation and amortization	(7,908)	(744)	(31,352)	(2,950)
Loss on early extinguishment of debt	—	—	(282)	(28)
Net income	$2,184	$265	$8,842	$1,069

NOI from real estate operations (per above) (5)	$20,827	$2,083	$77,064	$7,706
Straight line rent adjustments	(2,207)	(221)	(3,651)	(365)
Amortization of acquired above- and below-market rents	(1,803)	(180)	(7,249)	(725)
Cash NOI from real estate operations (5)	$16,817	$1,682	$66,164	$6,616
(1)Includes equity method investments in five JVs that own and operate data center shell properties.
(2)Includes $36.4 million reported in “Investment in unconsolidated real estate joint ventures” and $22.8 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet. Investments with deficit balances are attributable to JV distributions of debt refinancing proceeds in excess of our equity in two JVs.
(3)Represents the portion allocable to our ownership interest.
(4)Maturities on JV debt range from 2029 to 2030 (assuming exercise of three one-year extension options).
(5)Refer to the section entitled “Definitions” for a definition of this measure.

34	4Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Net income	$39,396	$43,744	$40,166	$36,228	$36,467	$159,534	$143,942
Construction contract and other service revenues	(10,872)	(8,485)	(12,458)	(10,259)	(12,027)	(42,074)	(75,550)
Depreciation and other amortization associated with real estate operations	42,263	40,631	39,573	39,359	38,821	161,826	153,640
Construction contract and other service expenses	10,432	7,952	11,873	9,705	11,519	39,962	73,265
General and administrative expenses	7,943	8,483	8,202	8,148	8,429	32,776	33,555
Leasing expenses	2,896	2,449	2,613	2,999	2,243	10,957	9,233
Business development expenses and land carry costs	904	1,098	1,096	1,009	1,171	4,107	4,250
Interest expense	24,324	20,894	20,938	20,504	20,391	86,660	82,151
Interest and other income, net	(5,301)	(2,591)	(1,223)	(1,568)	(2,331)	(10,683)	(12,661)
Gain on sales of real estate	(32)	(3,018)	—	(300)	—	(3,350)	—
Loss on early extinguishment of debt	66	—	—	—	—	66	—
Equity in income of unconsolidated entities	(265)	(1,815)	(355)	(371)	(217)	(2,806)	(397)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities (1)	2,083	1,864	1,870	1,889	1,898	7,706	7,217
Income tax expense (benefit)	115	612	117	103	(24)	947	288
NOI from real estate operations	113,952	111,818	112,412	107,446	106,340	445,628	418,933
Straight line rent adjustments and lease incentive amortization	3,968	5,551	(1,379)	(1,875)	3,437	6,265	12,299
Amortization of acquired above- and below-market rents	(384)	42	65	64	65	(213)	169
Amortization of intangibles and other assets to property operating expenses	—	—	—	98	146	98	586
Lease termination fees, net	(859)	(1,190)	(729)	(834)	(865)	(3,612)	(3,451)
Tenant funded landlord assets and lease incentives	(8,569)	(8,888)	(5,223)	(3,413)	(6,260)	(26,093)	(28,432)
Cash NOI adjustments in unconsolidated real estate JVs	(401)	(209)	(219)	(261)	(287)	(1,090)	(1,083)
Cash NOI from real estate operations	$107,707	$107,124	$104,927	$101,225	$102,576	$420,983	$399,021

NOI from real estate operations (from above)	$113,952	$111,818	$112,412	$107,446	$106,340	$445,628	$418,933
Non-Same Property NOI from real estate operations	(6,795)	(3,948)	(3,747)	(3,170)	(2,521)	(17,660)	(5,866)
Same Property NOI from real estate operations	107,157	107,870	108,665	104,276	103,819	427,968	413,067
Straight line rent adjustments and lease incentive amortization	3,701	3,315	(9)	154	5,065	7,161	8,662
Amortization of acquired above- and below-market rents	(504)	(92)	(69)	(69)	(69)	(734)	(276)
Lease termination fees, net	(859)	(1,191)	(728)	(834)	(864)	(3,612)	(3,451)
Tenant funded landlord assets and lease incentives	(4,798)	(4,920)	(4,929)	(3,105)	(6,035)	(17,752)	(21,100)
Cash NOI adjustments in unconsolidated real estate JVs	(401)	(209)	(220)	(260)	(287)	(1,090)	(1,083)
Same Property Cash NOI from real estate operations	$104,296	$104,773	$102,710	$100,162	$101,629	$411,941	$395,819
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

35	4Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Years Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Real estate revenues
Lease revenue
Fixed contractual payments	$139,318	$135,957	$136,334	$131,691	$130,543	$543,300	$513,461
Variable lease payments (1)	45,684	42,315	39,264	43,617	39,222	170,880	157,905
Lease revenue	185,002	178,272	175,598	175,308	169,765	714,180	671,366
Other property revenue	1,483	2,038	1,859	2,289	1,641	7,669	6,351
Real estate revenues	$186,485	$180,310	$177,457	$177,597	$171,406	$721,849	$677,717

Provision for credit losses (recoveries) on billed lease revenue	$26	$108	$(280)	$903	$1,604	$757	$1,496

Total revenues	$197,357	$188,795	$189,915	$187,856	$183,433	$763,923	$753,267
Construction contract and other service revenues	(10,872)	(8,485)	(12,458)	(10,259)	(12,027)	(42,074)	(75,550)
Real estate revenues	$186,485	$180,310	$177,457	$177,597	$171,406	$721,849	$677,717

Total interest expense	$24,324	$20,894	$20,938	$20,504	$20,391	$86,660	$82,151
Less: Amortization of deferred financing costs	(817)	(657)	(657)	(667)	(671)	(2,798)	(2,708)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,282)	(1,070)	(1,060)	(1,051)	(1,041)	(4,463)	(4,110)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	968	898	759	752	872	3,377	3,305
Denominator for interest coverage	23,193	20,065	19,980	19,538	19,551	82,776	78,638
Scheduled principal amortization	416	458	457	461	455	1,792	2,334
Denominator for debt service coverage	23,609	20,523	20,437	19,999	20,006	84,568	80,972
Capitalized interest	1,714	1,292	1,126	927	928	5,059	2,872
Denominator for fixed charge coverage	$25,323	$21,815	$21,563	$20,926	$20,934	$89,627	$83,844

Dividends on unrestricted common and deferred shares	$34,414	$34,332	$34,324	$34,318	$33,167	$137,388	$132,628
Distributions on unrestricted common units	573	658	666	661	491	2,558	1,987
Dividends and distributions on restricted shares and units	205	209	218	236	248	868	1,000
Total dividends and distributions for GAAP payout ratio	35,192	35,199	35,208	35,215	33,906	140,814	135,615
Dividends and distributions on antidilutive shares and units	(198)	(202)	(194)	(237)	(250)	(774)	(1,006)
Dividends and distributions for non-GAAP payout ratios	$34,994	$34,997	$35,014	$34,978	$33,656	$140,040	$134,609
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

36	4Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Total assets	$4,701,790	$4,351,432	$4,286,950	$4,250,311	$4,254,191
Accumulated depreciation	1,682,367	1,644,472	1,608,032	1,572,422	1,537,293
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	228,656	226,312	225,192	227,122	228,154
COPT Defense’s share of liabilities of unconsolidated real estate JVs	82,039	82,430	61,026	61,190	61,294
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	16,000	15,197	14,407	13,616	12,817
Less: Property - operating lease liabilities	(45,012)	(46,203)	(47,372)	(48,216)	(49,240)
Less: Property - finance lease liabilities	(363)	(370)	(377)	(384)	(391)
Less: Cash and cash equivalents	(274,986)	(23,687)	(21,288)	(24,292)	(38,284)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,898)	(2,080)	(1,944)	(1,766)	(2,053)
Adjusted book	$6,388,593	$6,247,503	$6,124,626	$6,050,003	$6,003,781

Gross debt (page 30)	$2,866,550	$2,537,891	$2,512,850	$2,488,306	$2,468,767
Less: Cash and cash equivalents	(274,986)	(23,687)	(21,288)	(24,292)	(38,284)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,898)	(2,080)	(1,944)	(1,766)	(2,053)
Net debt	2,589,666	2,512,124	2,489,618	2,462,248	2,428,430
Costs incurred on fully-leased development properties	(8,226)	(83,794)	(60,302)	(27,499)	(18,774)
Costs incurred on fully-leased operating property acquisitions	—	—	—	—	(17,034)
Net debt adjusted for fully-leased investment properties	$2,581,440	$2,428,330	$2,429,316	$2,434,749	$2,392,622

37	4Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-
levered performance and ability to repay outstanding debt from operations.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even

38	4Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO (which includes discontinued operations, if any) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs (for acquisitions classified as business combinations); gain or loss on early extinguishment of debt; demolition costs on redevelopment and nonrecurring improvements; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; and executive transition costs associated with named executive officers.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a

39	4Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service or acquired as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased investment properties
Defined as Net debt less costs incurred on properties under development and on operating property acquisitions that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of these fully leased properties that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

40	4Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions

Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased investment properties divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by (2) the respective non-GAAP measures.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations
Defined as NOI, or Cash NOI, from real estate operations of Same Property groupings.  We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

41	4Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
Other Definitions
Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.
Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis. In instances in which we report ARR per occupied square foot, the measure excludes revenue from leases not associated with our buildings.
Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.
Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Committed Cost per Square Foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.
Compound Annual Growth Rate — For renewed space, represents the compound annual growth rate between the first year cash rent of the expired lease and the first year cash rent of the renewal lease.
Debt to Net Income Ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.
Defense/IT Portfolio — Represents properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.
Development Properties — Properties under, or contractually committed for, development.
Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.
First Generation Space — Newly-developed or redeveloped space that has never been occupied.
Investment Space Leased — Includes vacant space leased within two years of the shell completion date for development properties or acquisition date for operating property acquisitions.
Net Income to Interest Expense Ratio — Represents net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.
Net Income Payout Ratio — Defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.
Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).
Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Same Property — Operating properties stably owned and 100% operational since at least 1/1/24.
Second Generation Space — Space leased that has been previously occupied.
Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.
Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.
Vacancy Leasing Activity Ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.
Vacant Space Leased — Includes leasing of vacated second-generation space and vacant space leased in development properties and operating property acquisitions after two years from such properties’ shell completion or acquisition date.

42	4Q 2025 Supplemental Information Package

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports Strong Full Year 2025 Results
_______________________________________________________________

EPS of $1.34 for Full Year
FFO per Share, as Adjusted for Comparability, of $2.72
Increased 5.8% Over 2024 Results
7th Consecutive Year of FFO per Share Growth

For the year, Same Property Cash NOI Increased 4.1%

Solid Occupancy and Leased Levels
Total Portfolio 94.0% Occupied and 95.3% Leased
Defense/IT Portfolio 95.5% Occupied and 96.5% Leased
_______________________________________________________________

Excellent Leasing Performance in 2025
Total Leasing of 3.1 million SF

Vacancy Leasing of 557,000 SF
Exceeded Initial Annual Target by Nearly 40%

Tenant Retention of 78%

Investment Leasing of 477,000 SF
_____________________________________________________________

Exceeded Capital Deployment Guidance in 2025
Committed $278 million of Capital to 5 New Investments that are 81% Pre-Leased
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) February 5, 2026 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the fourth quarter and full year ended December 31, 2025.

i

Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “We achieved excellent results in 2025, evidenced by our outperformance in FFO, leasing and capital commitments to new investments, along with our success in closing on three financings, which pre-fund our 2026 bond maturity and provide $400 million of additional liquidity to fund our external growth. We generated FFO per share growth, which represented a 5.8% increase over 2024’s results.

We executed 557,000 square feet of vacancy leasing, which was nearly 40% higher than our initial target. Our leasing success resulted in a 40 basis point year-over-year increase in our Total Portfolio occupancy to 94.0% and a 20 basis point increase in our Total Portfolio leased rate to 95.3%.

We committed $278 million to 5 new investments during 2025, that are 81% pre-leased on a weighted average basis, which speaks to our ability to capitalize on opportunities that drive exceptional risk-adjusted returns and fit within our broader strategy of allocating capital to locations that support priority national defense missions. Importantly, 4 of these 5 capital commitments represent an existing tenant expanding in our portfolio.

We have generated FFO per share growth in each of the past 7 years, which amounts to a compound annual growth rate of 5.0% between 2019 and 2025. Looking forward, our guidance implies continued growth in 2026, with FFO per share growth of 1.1% at the midpoint, which is in-line with our historical performance after adjusting for an increase in financing costs.”

Financial Highlights

4th Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.33 for the quarter ended December 31, 2025, compared to $0.31 for the quarter ended December 31, 2024.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.70 for the quarter ended December 31, 2025, compared to FFOPS per Nareit of $0.64 and FFOPS, as adjusted for comparability of $0.65 for the quarter ended December 31, 2024.

Full Year 2025 Financial Results:
•EPS for the year ended December 31, 2025 was $1.34 as compared to $1.23 for 2024.

•Per Nareit’s definition and as adjusted for comparability, FFOPS for 2025 was $2.72 as compared to $2.57 for 2024.

Operating Performance Highlights

Operating Portfolio Summary:
•At December 31, 2025, the Company’s 25.1 million square foot total portfolio was 94.0% occupied and 95.3% leased, which includes the 23.2 million square foot Defense/IT Portfolio that was 95.5% occupied and 96.5% leased.

•During the quarter and year ended December 31, 2025, the Company placed into service 418,000 and 468,000 square feet, respectively, of developments that were 100% leased.

Same Property Performance:
•At December 31, 2025, the Company’s 23.9 million square foot Same Property portfolio was 94.2% occupied and 95.3% leased.

•The Company’s Same Property cash NOI increased 2.6% and 4.1% in the quarter and year ended December 31, 2025, respectively, compared to the same periods in 2024.

Leasing:
•Total Square Feet Leased: For the quarter ended December 31, 2025, the Company leased 735,000 square feet, including 336,000 square feet of renewals, 125,000 square feet of vacancy leasing, and 274,000 square feet of investment leasing. For the year ended December 31, 2025, the Company executed 3.1 million square feet of total leasing, including 2.0 million square feet of renewals, 557,000 square feet of vacancy leasing, and 477,000 square feet of investment leasing.

•Tenant Retention Rates: During the quarter ended December 31, 2025, the Company renewed 62.5% of expiring square feet in its total portfolio. During the year ended December 31, 2025, the Company renewed 77.9% of expiring square feet in its total portfolio.

•Rent Spreads and Average Escalations on Renewing Leases: For the quarter and year ended December 31, 2025, straight-line rents on renewals increased 3.4% and 9.6%, respectively, and cash rents on renewed space decreased 5.2% and increased 1.1%, respectively, while annual escalations on renewing leases averaged 2.5% and 2.0%, respectively.

•Lease Terms: In the quarter ended December 31, 2025, lease terms averaged 6.1 years on renewing leases, 6.9 years on vacancy leasing, and 14.5 years on investment leasing. For the year ended December 31, 2025, lease terms averaged 5.3 years on renewing leases, 7.6 years on vacancy leasing, and 13.1 years on investment leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of six properties totaling 882,000 square feet that were 86% leased as of February 4, 2026. These projects represent a total estimated investment of $448 million, of which $110 million was spent as of December 31, 2025.

•Acquisition: On October 30, 2025, the Company acquired Stonegate I at 15050 Conference Center Drive in Chantilly, Virginia, a 142,000 square foot Class A office building for a gross purchase price of $40 million. The building is fully leased to a top 20 U.S. Government defense contractor.
•Please see the Company’s acquisition press release dated October 30, 2025.

Balance Sheet and Capital Transaction Highlights
•On October 2, 2025, the Company issued $400 million of 4.50% Senior Notes due 2030. The Company intends to use the net proceeds to repay the 2.25% Senior Notes at maturity in March 2026. Until March, the proceeds are being used for general corporate purposes, including paying down amounts under its Revolving Credit Facility and investment in interest-bearing accounts.

•On October 6, 2025, the Company entered into an amendment to the credit agreement underlying its Revolving Credit Facility (the “Revolver”) and Unsecured Bank Term Loan (the “Term Loan”). This amendment: increased the aggregate lender commitment under the Revolver from $600 million to $800 million; extended the maturity date of the Revolver from October 2026 to October 2029, which may be extended by two six-month periods at the Company’s option; reduced the initial interest rate on the Revolver to SOFR + 0.85% and on the Term Loan to SOFR + 1.05%; and eliminated the 0.10% SOFR transition charge.

•On October 16, 2025, the Company entered into a secured revolving credit agreement with a lender for an aggregate of $200 million of available borrowings, which the Company intends to use to fund property development activities.

•For the quarter ended December 31, 2025, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.3x.

•At December 31, 2025, the Company’s net debt to in-place adjusted EBITDA ratio was 5.9x and its net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio was 5.8x.

•At December 31, 2025, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.5% with a weighted average maturity of 4.1 years (assuming exercise of available extension options), and 100% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its fourth quarter and full year 2025 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website:
https://investors.copt.com/financial-information/financial-results

2026 Guidance
The Company details its initial full year and first quarter guidance, with supporting assumptions, in a separate press release issued concurrently with this press release; that release can be found in the ‘News & Events – Press Releases’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/press-releases

Conference Call Information
Management will discuss fourth quarter and full year 2025 results on its conference call tomorrow, details of which are listed below:

Conference Call Date: Friday, February 6, 2026
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register-conf.media-server.com/register/BI9dcc3f52190b419eb2751ac67965679e

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of December 31, 2025, the Company’s Defense/IT Portfolio of 201 properties, including 24 owned through unconsolidated joint ventures, encompassed 23.2 million square feet and was 96.5% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Revenues
Lease revenue	$185,002	$169,765	$714,180	$671,366
Other property revenue	1,483	1,641	7,669	6,351
Construction contract and other service revenues	10,872	12,027	42,074	75,550
Total revenues	197,357	183,433	763,923	753,267
Operating expenses
Property operating expenses	74,616	66,964	283,927	266,001
Depreciation and amortization associated with real estate operations	42,263	38,821	161,826	153,640
Construction contract and other service expenses	10,432	11,519	39,962	73,265
General and administrative expenses	7,943	8,429	32,776	33,555
Leasing expenses	2,896	2,243	10,957	9,233
Business development expenses and land carry costs	904	1,171	4,107	4,250
Total operating expenses	139,054	129,147	533,555	539,944
Interest expense	(24,324)	(20,391)	(86,660)	(82,151)
Interest and other income, net	5,301	2,331	10,683	12,661
Gain on sales of real estate	32	—	3,350	—
Loss on early extinguishment of debt	(66)	—	(66)	—
Income before equity in income of unconsolidated entities and income taxes	39,246	36,226	157,675	143,833
Equity in income of unconsolidated entities	265	217	2,806	397
Income tax (expense) benefit	(115)	24	(947)	(288)
Net income	39,396	36,467	159,534	143,942
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(743)	(681)	(3,239)	(2,694)
Other consolidated entities	(1,152)	(665)	(3,980)	(2,319)
Net income attributable to common shareholders	$37,501	$35,121	$152,315	$138,929

Earnings per share (“EPS”) computation
Numerator for diluted EPS
Net income attributable to common shareholders	$37,501	$35,121	$152,315	$138,929
Amount allocable to share-based compensation awards	(113)	(103)	(435)	(421)
Numerator for diluted EPS	$37,388	$35,018	$151,880	$138,508
Denominator
Weighted average common shares - basic	112,733	112,347	112,516	112,296
Dilutive effect of share-based compensation awards	850	711	788	603
Dilutive exchangeable debt	—	664	—	—
Weighted average common shares - diluted	113,583	113,722	113,304	112,899
Diluted EPS	$0.33	$0.31	$1.34	$1.23

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Net income	$39,396	$36,467	$159,534	$143,942
Real estate-related depreciation and amortization	42,263	38,821	161,826	153,640
Gain on sales of real estate	(32)	—	(3,350)	—
Depreciation and amortization on unconsolidated real estate JVs	744	745	2,950	3,056
Funds from operations (“FFO”)	82,371	76,033	320,960	300,638
FFO allocable to other noncontrolling interests	(1,524)	(1,050)	(5,566)	(3,855)
Basic FFO allocable to share-based compensation awards	(543)	(614)	(2,171)	(2,417)
Basic FFO available to common share and common unit holders (“Basic FFO”)	80,304	74,369	313,223	294,366
Redeemable noncontrolling interest	—	—	—	1,963
Diluted FFO adjustments allocable to share-based compensation awards	54	47	387	188
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	80,358	74,416	313,610	296,517
Loss on early extinguishment of debt	66	—	66	—
Loss on early extinguishment of debt on unconsolidated real estate JVs	—	—	28	—
Executive transition costs	—	58	—	285
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(1)	—	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	80,424	74,473	313,704	296,800
Straight line rent adjustments and lease incentive amortization	3,634	2,950	5,152	10,824
Amortization of intangibles and other assets included in net operating income (“NOI”)	(384)	211	(116)	755
Share-based compensation, net of amounts capitalized	2,954	2,617	11,693	10,443
Amortization of deferred financing costs	817	671	2,798	2,708
Amortization of net debt discounts, net of amounts capitalized	1,282	1,041	4,463	4,110
Replacement capital expenditures	(31,290)	(34,134)	(103,655)	(103,984)
Other	(228)	73	280	566
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$57,209	$47,902	$234,319	$222,222
Diluted FFO per share	$0.70	$0.64	$2.72	$2.57
Diluted FFO per share, as adjusted for comparability	$0.70	$0.65	$2.72	$2.57
Dividends/distributions per common share/unit	$0.305	$0.295	$1.22	$1.18

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	December 31, 2025	December 31, 2024
Balance sheet data
Properties, net of accumulated depreciation	$3,783,477	$3,630,526
Total assets	$4,701,790	$4,254,191
Debt per balance sheet	$2,767,834	$2,391,755
Total liabilities	$3,114,115	$2,693,624
Redeemable noncontrolling interest	$25,506	$23,974
Total equity	$1,562,169	$1,536,593
Debt to assets	58.9%	56.2%
Net debt to adjusted book	40.5%	40.4%

Defense/IT Portfolio data (as of period end)
Number of operating properties	201	197
Total operational square feet (in thousands)	23,159	22,549
% Occupied	95.5%	95.4%
% Leased	96.5%	96.7%

	For the Three Months Ended December 31,				For the Years Ended December 31,
	2025		2024		2025		2024
GAAP
Payout ratio
Net income	89.3%		93.0%		88.3%		94.2%
Debt ratios
Net income to interest expense ratio	1.6	x	1.8	x	1.8	x	1.8	x
Debt to net income ratio	17.6	x	16.4	x	N/A		N/A
Non-GAAP
Payout ratios
Diluted FFO	43.5%		45.2%		44.7%		45.4%
Diluted FFO, as adjusted for comparability	43.5%		45.2%		44.6%		45.4%
Diluted AFFO	61.2%		70.3%		59.8%		60.6%
Debt ratios
Adjusted EBITDA fixed charge coverage ratio	4.3	x	4.7	x	4.6	x	4.7	x
Net debt to in-place adjusted EBITDA ratio	5.9	x	6.0	x	N/A		N/A
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio	5.8	x	5.9	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	113,583		113,722		113,304		112,899
Weighted average common units	1,926		1,664		2,083		1,672
Redeemable noncontrolling interest	—		—		—		842
Denominator for diluted FFO per share and as adjusted for comparability	115,509		115,386		115,387		115,413

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Numerators for payout ratios
Dividends on unrestricted common and deferred shares	$34,414	$33,167	$137,388	$132,628
Distributions on unrestricted common units	573	491	2,558	1,987
Dividends and distributions on restricted shares and units	205	248	868	1,000
Total dividends and distributions for GAAP payout ratio	35,192	33,906	140,814	135,615
Dividends and distributions on antidilutive shares and units	(198)	(250)	(774)	(1,006)
Dividends and distributions for non-GAAP payout ratios	$34,994	$33,656	$140,040	$134,609

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$39,396	$36,467	$159,534	$143,942
Interest expense	24,324	20,391	86,660	82,151
Income tax expense (benefit)	115	(24)	947	288
Real estate-related depreciation and amortization	42,263	38,821	161,826	153,640
Other depreciation and amortization	435	589	1,873	2,375
Gain on sales of real estate	(32)	—	(3,350)	—
Adjustments from unconsolidated real estate JVs	1,818	1,681	6,609	6,820
EBITDAre	108,319	97,925	414,099	389,216
Credit loss (recoveries) expense	(644)	(113)	734	383
Business development expenses	508	758	2,573	2,548
Executive transition costs	—	58	78	638
Loss on early extinguishment of debt	66	—	66	—
Loss on early extinguishment of debt on unconsolidated real estate JVs	—	—	28	—
Net gain on other investments	(26)	—	(1,739)	(488)
Adjusted EBITDA	108,223	98,628	$415,839	$392,297
Pro forma NOI adjustment for property changes within period	1,969	528
Change in collectability of deferred rental revenue	127	1,646
In-place adjusted EBITDA	$110,319	$100,802

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$25,671	$22,912	$79,491	$69,505
Building improvements	8,888	10,942	20,063	28,294
Leasing costs	5,008	2,629	15,638	12,342
Net exclusions from tenant improvements and incentives	(6,335)	(7)	(6,428)	(3)
Excluded building improvements	(1,942)	(2,342)	(4,145)	(6,113)
Excluded leasing costs	—	—	(964)	(41)
Replacement capital expenditures	$31,290	$34,134	$103,655	$103,984

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$24,324	$20,391	$86,660	$82,151
Less: Amortization of deferred financing costs	(817)	(671)	(2,798)	(2,708)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,282)	(1,041)	(4,463)	(4,110)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	968	872	3,377	3,305
Scheduled principal amortization	416	455	1,792	2,334
Capitalized interest	1,714	928	5,059	2,872
Denominator for fixed charge coverage-Adjusted EBITDA	$25,323	$20,934	$89,627	$83,844

Reconciliation of net income to NOI from real estate operations, same property NOI from real estate operations and same property cash NOI from real estate operations
Net income	$39,396	$36,467	$159,534	$143,942
Construction contract and other service revenues	(10,872)	(12,027)	(42,074)	(75,550)
Depreciation and other amortization associated with real estate operations	42,263	38,821	161,826	153,640
Construction contract and other service expenses	10,432	11,519	39,962	73,265
General and administrative expenses	7,943	8,429	32,776	33,555
Leasing expenses	2,896	2,243	10,957	9,233
Business development expenses and land carry costs	904	1,171	4,107	4,250
Interest expense	24,324	20,391	86,660	82,151
Interest and other income, net	(5,301)	(2,331)	(10,683)	(12,661)
Gain on sales of real estate	(32)	—	(3,350)	—
Loss on early extinguishment of debt	66	—	66	—
Equity in income of unconsolidated entities	(265)	(217)	(2,806)	(397)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities	2,083	1,898	7,706	7,217
Income tax expense (benefit)	115	(24)	947	288
NOI from real estate operations	113,952	106,340	445,628	418,933
Non-Same Property NOI from real estate operations	(6,795)	(2,521)	(17,660)	(5,866)
Same Property NOI from real estate operations	107,157	103,819	427,968	413,067
Straight line rent adjustments and lease incentive amortization	3,701	5,065	7,161	8,662
Amortization of acquired above- and below-market rents	(504)	(69)	(734)	(276)
Lease termination fees, net	(859)	(864)	(3,612)	(3,451)
Tenant funded landlord assets and lease incentives	(4,798)	(6,035)	(17,752)	(21,100)
Cash NOI adjustments in unconsolidated real estate JVs	(401)	(287)	(1,090)	(1,083)
Same Property Cash NOI from real estate operations	$104,296	$101,629	$411,941	$395,819
x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	December 31, 2025	December 31, 2024
Reconciliation of total assets to adjusted book
Total assets	$4,701,790	$4,254,191
Accumulated depreciation	1,682,367	1,537,293
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	228,656	228,154
COPT Defense’s share of liabilities of unconsolidated real estate JVs	82,039	61,294
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	16,000	12,817
Less: Property - operating lease liabilities	(45,012)	(49,240)
Less: Property - finance lease liabilities	(363)	(391)
Less: Cash and cash equivalents	(274,986)	(38,284)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,898)	(2,053)
Adjusted book	$6,388,593	$6,003,781

	December 31, 2025	December 31, 2024
Reconciliation of debt to net debt and net debt adjusted for fully-leased investment properties
Debt per balance sheet	$2,767,834	$2,391,755
Net discounts and deferred financing costs	23,466	23,262
COPT Defense’s share of unconsolidated JV gross debt	75,250	53,750
Gross debt	2,866,550	2,468,767
Less: Cash and cash equivalents	(274,986)	(38,284)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,898)	(2,053)
Net debt	2,589,666	2,428,430
Costs incurred on fully-leased development properties	(8,226)	(18,774)
Costs incurred on fully-leased operating property acquisitions	—	(17,034)
Net debt adjusted for fully-leased investment properties	$2,581,440	$2,392,622

INVESTOR RELATIONS

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President, Investor Relations

Michelle Layne
Manager, Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone: 443.285.5400
Facsimile: 443.285.7650
Email: ir@copt.com

CDP
LISTED
NYSE

COPT DEFENSE
PROPERTIES